UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2007

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Fifth Avenue
New York, New York 10017
(Address of registrant’s principal executive office)

Registrant’s telephone number, including area code: (212) 771-0505

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        On September 18, 2007, the Board of Directors of CIT Group Inc. authorized the Registrant to enter into a transaction to sell to Freddie Mac approximately $4.3 billion of AAA-rated securities backed by up to $6.2 billion of residential mortgages. The Board of Directors also authorized the Registrant to enter into a Master Repurchase Agreement with Morgan Stanley Bank (the “Repurchase Facility”) pursuant to which CIT borrowed $2.0 billion on September 19, 2007, such amount being secured by a portion of the residential mortgages that will be subject to the securitization transaction with Freddie Mac. The Registrant expects to close on the securitization transaction and the sale of the AAA-rated securities to Freddie Mac on or about September 28, 2007, and will use a portion of the proceeds to repay the Repurchase Facility. A press release announcing both transactions is attached as Exhibit 99.1.

Securitization Transaction

        In the securitization transaction, The CIT Group/Consumer Finance, Inc., through a special purpose subsidiary, will sell approximately $6.2 billion of performing residential mortgages to CIT Mortgage Loan Trust 2007-1.

        The Registrant will sell to Freddie Mac approximately $4.3 billion face amount of the Class 1-A floating rate certificates of the Trust. The Class 1-A certificates will be issued at par and bear interest at market rates, payable monthly. The Class 1-A floating rate certificates are expected to have a weighted average life of between two and three years, which may ultimately vary depending on the actual amortization and prepayment speed of the underlying mortgages. The Registrant currently intends to retain the balance of the certificates from the Trust.

        The Class 1-A certificates are expected to be rated AAA by both Fitch, Inc. and Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

Repurchase Facility

        In addition to the securitization transaction, certain subsidiaries of the Registrant and Morgan Stanley Bank entered into a Master Repurchase Agreement (the “Repurchase Facility”) in which the subsidiaries of the Registrant agreed to transfer to Morgan Stanley Bank approximately $4.9 billion of residential mortgage loans as collateral for a $2.0 billion Repurchase Facility, bearing interest at market rates. The termination date for the Repurchase Facility is the earlier of October 5, 2007 or the closing date of the securitization. The amount due to Morgan Stanley Bank under the Repurchase Facility must be paid on or before the termination date for the facility. The Registrant expects to repay the facility in full on or about September 28, 2007.

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Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued by CIT Group Inc. on September 19, 2007.

        This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC. (Registrant)

By:	/s/ Joseph M. Leone

Joseph M. Leone Vice Chairman & Chief Financial Officer

Dated: September 24, 2007

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